As filed with the Securities and Exchange Commission on May 6, 2021.

Registration No. 333-179955

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CMC MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4324765
(State of Incorporation)	(I.R.S. Employer Identification No.)
870 North Commons Drive
Aurora, Illinois 60504
(630) 375-6631

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CMC Materials, Inc. 2021 Omnibus Incentive Plan
CMC Materials, Inc. 2012 Omnibus Incentive Plan

(Full Title of the Plan)

Scott D. Beamer
Vice President and Chief Financial Officer
870 North Commons Drive
Aurora, Illinois 60504
(630) 375-5573

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE TO POST-EFFECTIVE AMENDMENT NO. 2

On January 14, 2021, the board of directors of CMC Materials, Inc. (the “Registrant”) approved the CMC Materials, Inc. 2021 Omnibus Incentive Plan (the “Plan”), which was subsequently approved by the Registrant’s stockholders on March 3, 2021 (the “Effective Date”). The total number of shares of Common Stock, par value $0.001 per share (“Common Stock”), authorized for issuance under the Plan includes, in addition to 454,907 new shares of Common Stock (registered concurrently on a new registration statement on Form S-8): (i) 1,671,658 shares of Common Stock available for issuance but not issued or subject to outstanding awards under the CMC Materials, Inc. 2012 Omnibus Incentive Plan (the “Prior Plan”) as of the Effective Date and (ii) an aggregate of up to 1,071,919 shares of Common Stock subject to awards under the Prior Plan as of the Effective Date that subsequently cease to be subject to such awards, such as by expiration, cancellation or forfeiture of the awards (together, the “Prior Plan Shares”).

In accordance with Item 512(a)(1)(iii) of Regulation S-K and Compliance and Disclosure Interpretation 126.43, this Post-Effective Amendment No. 2 to Registration Statement No. 333-179955 (the “Post-Effective Amendment”) is hereby filed to cover the issuance of the Prior Plan Shares pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We have filed with the Commission and hereby incorporate by reference the following documents:
(a)Our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the Commission on November 17, 2020 (File No. 000-30205);
(b)Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, filed with the Commission on February 4, 2021 and for the quarter ended March 31, 2021, filed with the Commission on May 6, 2021 (File No. 000-30205);
(c)Our Current Reports on Form 8-K filed with the Commission on November 18, 2020, December 8, 2020, March 1, 2021, March 3, 2021, March 5, 2021, and April 1, 2021 (File No. 000-30205) (excluding any information furnished under Items 2.02, 7.01 and 9.01 thereof); and
(d)The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on April 3, 2000, as updated by the description of our Common Stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, and as amended by any subsequent amendment or any report filed for the purpose of updating such description (File No. 000-30205).
In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all shares of our Common Stock subject to the Plan have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by us under Items 2.02 or 7.01 of any current report on Form 8-K that we may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

    Our bylaws and our certificate of incorporation require us to indemnify to the fullest extent authorized by the DGCL any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

    As permitted by section 102(b)(7) of the DGCL, our certificate of incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under section 174 of the DGCL; or (d) from any transaction from which the director derived an improper personal benefit.

    We maintain primary and excess insurance policies insuring our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Item 7. Exemption from Registration Claimed.

    Not Applicable.

Item 8. Exhibits.

EXHIBIT NO.	DESCRIPTION
3.1	(Fourth) Amended and Restated Bylaws of CMC Materials, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 1, 2020).
3.2
(Second) Amended and Restated Certificate of Incorporation of CMC Materials, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 1, 2020).

4.1	Form of CMC Materials, Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on November 17, 2020).
4.2	CMC Materials, Inc. 2012 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K filed with the Commission on November 17, 2020).
4.3	CMC Materials, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on January 19, 2021).
5.1
Opinion of Winston & Strawn LLP as to the legality of the securities being registered with respect to the CMC Materials, Inc. 2012 Omnibus Incentive Plan (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on March 7, 2012).

5.2	Opinion of Winston & Strawn LLP (filed herewith).
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2	Consent of Winston & Strawn LLP (included in Exhibits 5.1 and 5.2 to this Registration Statement).
24.1	Power of Attorney (included on the signature page to this Registration Statement).

Item 9. Undertakings.
(a) The Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Illinois, on May 6, 2021.

CMC MATERIALS, INC.

/s/ SCOTT D. BEAMER
Name: Scott D. Beamer
Title: Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of the Registrant whose individual signature appears below hereby appoints David H. Li, Scott. D. Beamer and H. Carol Bernstein, and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ WILLIAM P. NOGLOWS	Chairman of the Board	May 6, 2021
William P. Noglows

/s/ DAVID H. LI	Director, President and Chief Executive Officer	May 6, 2021
David H. Li	(Principal Executive Officer)

/s/ RICHARD S. HILL	Director	May 6, 2021
Richard S. Hill

/s/ BARBARA A. KLEIN	Director	May 6, 2021
Barbara A. Klein

/s/ PAUL J. REILLY	Director	May 6, 2021
Paul J. Reilly

/s/ SUSAN M. WHITNEY	Director	May 6, 2021
Susan M. Whitney

/s/ GEOFFREY WILD	Director	May 6, 2021
Geoffrey Wild

/s/ SCOTT D. BEAMER	Vice President and Chief Financial Officer
Scott D. Beamer	(Principal Financial Officer)	May 6, 2021

/s/ JEANETTE A. PRESS	Corporate Controller and Principal Accounting
Jeanette A. Press	(Principal Accounting Officer)	May 6, 2021